As filed with the Securities and Exchange Commission on February 3, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

3M Company
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	41-0417775 (I.R.S. Employer Identification Number)
3M Center
St. Paul, Minnesota 55144
(651) 733-1110
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin H. Rhodes, Executive Vice President,
Chief Legal Affairs Officer
3M Company
3M Center
St. Paul, Minnesota 55144
(651) 733-1110
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Pamela Marcogliese
Jacqueline A. Marino
Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, New York 10007
(212) 277-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
3M Company
Debt Securities
Common Stock
We from time to time may offer to sell debt securities and common stock. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MMM”.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement to this prospectus.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as the information incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated February 3, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or other offering material filed or provided by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or any such other offering material is accurate as of any date other than their respective dates.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this process, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.” If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities or a solicitation of your offer to buy these securities in any state where the offer or solicitation is not permitted or legal. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate or complete as of any date other than the date on the front of this prospectus.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.3m.com. However, the information on our Internet site is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC rules allow us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):
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our Annual Report on Form 10-K for the year ended December 31, 2025;

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Our Definitive Proxy Statement on Schedule 14A, filed on March 26, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

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the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendment or report filed with the SEC for the purpose of updating the description; and

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all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from:
3M Company
3M Center
St. Paul, MN 55144-1000
Phone: (651) 733-1110
Attention: Investor Relations

THE COMPANY
3M Company was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902. 3M’s principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).
3M is a diversified technology company with a global presence in the following businesses: Safety and Industrial; Transportation and Electronics; and Consumer. 3M is among the leading manufacturers of products for many of the markets it serves. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically oriented companies.
When we refer to “3M,” “our company,” “we,” “our” and “us” in this prospectus under the heading “The Company,” we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus, we refer only to 3M Company unless the context indicates otherwise.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider, among other things, the risks and other matters that are identified or discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by annual, quarterly and other reports and documents that we file with the SEC, which are incorporated by reference into this prospectus and any applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Forward-looking statements relate to future events and typically address the Company’s expected future business and financial performance. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast,” “future,” “outlook,” “guidance” and other words and terms of similar meaning, typically identify such forward-looking statements. In particular, these include, among others, statements relating to:
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worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company’s control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers,

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foreign currency exchange rates and fluctuations in those rates,

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liabilities and the outcome of contingencies related to certain fluorochemicals known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s exit of PFAS manufacturing and work to discontinue use of PFAS across its product portfolio,

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risks related to the class-action settlement to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to ongoing PFAS-related settlements and claims,

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legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s reports on Form 10-K, 10-Q, and 8-K, as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way,

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competitive conditions and customer preferences,

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the timing and market acceptance of new product and service offerings,

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the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters,

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unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information or operational technology infrastructure,

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the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies,

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operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities,

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financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans,

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the Company’s credit ratings and its cost of capital,

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tax-related external conditions, including changes in tax rates, laws, or regulations,

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matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; risks under the agreements and obligations entered into in connection with the spin-off, and
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matters relating to Combat Arms Earplugs (“CAE”) and related products.

The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Changes in such assumptions or factors could produce significantly different results. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Important information as to these factors can be found in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and in the section entitled “Risk Factors,” in our Quarterly Reports on Form 10-Q, and as may be included from time to time in our reports filed with the SEC. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in marketable securities, including short term investments.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
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debt securities, and

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shares of common stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. We may issue debt securities that are convertible into common stock that may be sold under this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. You should read “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” to find out how you can obtain a copy of those documents.
DEBT SECURITIES
This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The debt securities will be issued under an indenture, dated as of November 17, 2000, as amended on July 29, 2011 and as further amended on February 3, 2026, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture.
We have summarized the general terms and provisions of the indenture in this section. This summary, however, does not describe every aspect of the indenture. We have filed the indenture with the SEC. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.
General
The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford Holders (as defined below) of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect Holders of the debt securities. If we ever issue bearer securities we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
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the title and type of the debt securities;

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any limit on the total principal amount of the debt securities;

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the price at which the debt securities will be issued;

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the maturity date of the debt securities;

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the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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if the debt securities will bear interest:

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the interest rate on the debt securities;

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the date from which interest will accrue;

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the record and interest payment dates for the debt securities;

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the interest payment dates; and

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any circumstances under which we may defer interest payments;

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any optional redemption provisions that would permit us or the Holders of debt securities to elect redemption of the debt securities before their final maturity;

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any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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whether the provisions described under the heading “Defeasance” below apply to the debt securities;

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any changes to or additional events of default or covenants;

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whether the debt securities will be issued in whole or in part in the form of temporary or permanent global securities and, if so, the depositary for those global securities (a “global security” means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

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any special tax implications of the debt securities; and

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any other terms of the debt securities.

A “Holder,” with respect to a registered security, means the person in whose name the debt security is registered in the security register. (Section 101)
Our company, without the consent of Holders of any debt securities, may issue additional debt securities with terms different from those of debt securities previously issued, and it may reopen a previous series of debt securities and issue additional debt securities of that series.
Payment; Exchange; Transfer
We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)
Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement.
Original Issue Discount
Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered before purchasing any original issue discount securities.
Classification of Restricted and Unrestricted Subsidiaries
The indenture contains several restrictive covenants that apply to us and all of our Restricted Subsidiaries (defined below). Those covenants do not apply to our Unrestricted Subsidiaries (defined below). For example, the assets and indebtedness of Unrestricted Subsidiaries and investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading “— Restrictions on Secured Funded Debt” below. The indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries (defined below).
A “Subsidiary” is any corporation of which we own more than 50% of the outstanding shares of Voting Stock, except for directors’ qualifying shares, directly or through one or more of our other Subsidiaries. “Voting Stock” means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of a contingency) to vote in an election for directors.
A “Restricted Subsidiary” means any of our Subsidiaries which has substantially all of its property in the United States, which owns or is a lessee of any Principal Property and in which our investment and the investment of our Subsidiaries exceeds 1% of our Consolidated Net Tangible Assets as of the date of the determination, other than Unrestricted Subsidiaries. Additionally, this definition includes any other Subsidiary designated by our board of directors as a Restricted Subsidiary. (Section 101). A “Wholly-owned Restricted Subsidiary” is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly-owned Restricted Subsidiaries.
Our “Unrestricted Subsidiaries” are:
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3M Financial Management Company;

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other Subsidiaries (whose primary business is in finance operations in connection with leasing and conditional sales transactions on behalf of 3M and its Subsidiaries) acquired or formed by us after the date of the indenture; and

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any other Subsidiary if a majority of its Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

Our board of directors can at any time change a Subsidiary’s designation from an Unrestricted Subsidiary to a Restricted Subsidiary if:
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the majority of that Subsidiary’s Voting Stock is not owned by an Unrestricted Subsidiary, and

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after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading “— Restrictions on Secured Funded Debt” below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt
The indenture limits the amount of Secured Funded Debt (defined below) that we and our Restricted Subsidiaries may incur or otherwise create (including by guarantee). Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after this incurrence or creation:
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the sum of:

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the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries, other than the several categories of Secured Funded Debt discussed below, plus

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the aggregate amount of our Attributable Debt (defined below) and that of our Restricted Subsidiaries relating to sale and lease-back transactions,

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does not exceed 15% of our Consolidated Net Tangible Assets (defined below).

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Sections 1008(a), 1008(c))
“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101)
“Funded Debt” means:
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Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Funded Debt is computed, plus

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guarantees of Indebtedness (defined below) of the type described in the preceding bullet point, or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business, plus

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Funded Debt secured by a mortgage, lien or similar encumbrance on our assets or those of our Restricted Subsidiaries, whether or not this Funded Debt is assumed by us or one of our Restricted Subsidiaries, plus

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in the case of a Subsidiary, all preferred stock of that Subsidiary.

Funded Debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)
“Indebtedness” means, except as set forth in the next sentence:
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all items of indebtedness or liability, except capital and surplus, which under accounting principles generally accepted in the United States of America would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

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indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

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guarantees, endorsements, other than for purposes of collection, and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount of the guarantees, endorsements or other contingent obligations is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these obligations or guarantees of obligations would be included as liabilities on our consolidated balance sheet. (Section 101)
“Attributable Debt” means the balance sheet liability amount of finance leases and operating leases as determined by accounting principles generally accepted in the United States of America.
“Consolidated Net Tangible Assets” means the total consolidated amount of our assets and those of our Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus:
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all liabilities and liability items which under accounting principles generally accepted in the United States of America would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes, and

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goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101).

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “Restrictions on Secured Funded Debt”:
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Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure partial, progress, advance or other payments;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that this company becomes one of our Subsidiaries;

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Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which:

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exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation,

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secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness, or

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secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “— Consolidation, Merger or Sale” below;
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Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

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any extension, renewal or refunding of:

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any Secured Funded Debt permitted under the first paragraph under the heading “Restrictions on Secured Funded Debt,”

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any Secured Funded Debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then Restricted Subsidiary, or

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any Secured Funded Debt of any company outstanding at the time this company became a Restricted Subsidiary, provided that the mortgage, liens or other similar encumbrance securing such extension, renewal or refunding is limited to the same secured property (plus improvements thereon) that secured the Secured Funded Debt so extended, renewed or refunded immediately prior thereto. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions
The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:
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we or any of our Restricted Subsidiaries could (1) create Secured Funded Debt on the property equal to the Attributable Debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above), or

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we apply an amount, subject to credits for some voluntary retirements of debt securities and/or Funded Debt as specified in the indenture, equal to the greater of (1) the fair value of the property or (2) the net proceeds of the sale, within 120 days, to the retirement of Secured Funded Debt.

This restriction will not apply to any sale and lease-back transaction:
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between us and one of our Restricted Subsidiaries,

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between any of our Restricted Subsidiaries, or

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involving a lease for a period, including renewals, of three years or less. (Section 1009)

“Principal Property” means any building or other facility located in the United States, together with the land upon which it is erected and its fixtures that is owned or leased by us or one of our Subsidiaries, that is used primarily for manufacturing or processing and has a gross book value, before deduction of any depreciation reserves, greater than 1% of our Consolidated Net Tangible Assets, other than:
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a building or facility that is financed by obligations issued by a state or local government under several sections of the Internal Revenue Code of 1986, or

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a building or facility that in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries considered together. (Section 101)

Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:
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the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture,

•
immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, exists, and

•
except in the case of a consolidation or merger of a Restricted Subsidiary with and into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above). (Section 801)

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:
•
that corporation is one of our Wholly-owned Restricted Subsidiaries, and

•
we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “— Restrictions on Secured Funded Debt” above). (Section 803)

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, this successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)
Modification and Waiver
Under the indenture, we and the trustee can modify or amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the Holder of each debt security affected:

•
change the stated maturity date of any payment of principal or interest,

•
reduce the principal amount thereof or the interest thereon or any premium payable upon redemption or repayment thereof,

•
change our obligation, if any, to pay additional amounts,

•
reduce payments due on the original issue discount securities,

•
change the place of payment or currency in which any payment on the debt securities is payable,

•
limit a Holder’s right to sue us for the enforcement of payments due on the debt securities,

•
reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture,

•
limit a Holder’s right, if any, to repayment of debt securities at this Holder’s option, or

•
modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with several provisions of the indenture or to waive defaults under the indenture. (Section 902)

Under the indenture, the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:
•
waive compliance by us with several restrictive covenants of the indenture, such as corporate existence and maintenance of properties, and

•
waive any past default under the indenture, except:

•
a default in the payment of the principal of or any premium or interest on any debt securities of that series, or

•
a default under any provision of the indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series. (Sections 1012, 513)

Notwithstanding the foregoing, under the indenture, we and the trustee can modify or amend the indenture without the consent of any Holders in certain circumstances, including:
•
to evidence the succession of another corporation to the Company’s obligations under the indenture;

•
to add to the covenants of the Company;

•
to add any additional events of default;

•
to add to, change or eliminate any of the provisions of the indenture to provide for the issuance of bearer securities, to change or eliminate any restrictions on certain terms of registered securities or bearer securities, or to permit or facilitate the issuance of debt securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of any series in any material respect;

•
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions, or shall not apply to any debt security outstanding;

•
to establish the form or terms of debt securities of any series as permitted under the indenture;

•
to secure the debt securities;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•
to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions shall not adversely affect the interests of the Holders of debt securities of any series in any material respect; or

•
to add or to change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of Holders of debt securities of any series in any material respect. (Section 901)

Events of Default
An event of default with respect to any series of debt securities will occur under the indenture if:
•
we fail to pay interest on any debt security of that series for 30 days after the payment is due,

•
we fail to pay the principal of or any premium on any debt security of that series when due,

•
we fail to deposit any sinking fund payment when due on debt securities of that series,

•
we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•
we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $200 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture,

•
commencement of voluntary or involuntary bankruptcy, insolvency or reorganization, or

•
any other event of default that may be specified for the debt securities of that series when that series is created occurs. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration. (Section 502)
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture. (Section 1011) The trustee must transmit notice to the Holders of debt securities of any default, except that no such notice to Holders shall be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company in the indenture, and continuance of such default or breach for a period of 90 days after there has been given to the Company by the trustee, or to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, written notice of such default or breach. (Section 602)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders, unless the Holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee, or

•
exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•
the Holder has previously given the trustee written notice of a continuing event of default with respect to that series,

•
the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding,

•
the trustee has not started the proceeding within 60 days after receiving the request, and

•
the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, “Government Obligations” mean:
•
securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable, or

•
securities of government agencies backed by the full faith and credit of the government. (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:
•
the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

•
Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:
•
the holder’s cost or other tax basis for the debt securities, and

•
the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “— Substitution of Collateral” below.
You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.
Defeasance of Covenants and Events of Default.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading “— Defeasance and Discharge” above:
•
we will not have to comply with the following restrictive covenants contained in the indenture: Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803, 804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and any other covenant we designate when we establish the series of debt securities; and

•
we will not have to treat the events described in the fourth bullet point under the heading “— Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “— Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)
If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Substitution of Collateral.   At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities. (Section 402)

CAPITAL STOCK
General
The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and amended and restated bylaws (“bylaws”), which are incorporated by reference in a registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. Under our certificate of incorporation, we are authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock without par value.
Voting Rights
Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.
Rights Upon Liquidation
In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive or Conversion Rights
The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:
•
restricting dividends on the common stock,

•
diluting the voting power of the common stock,

•
impairing the liquidation rights of the common stock, or

•
delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law and our certificate of incorporation and bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.
•
STOCKHOLDER MEETINGS.   Under our bylaws, the board of directors or the chairman of the board, the chief executive officer or the secretary (with the concurrence of a majority of the board) may call special meetings of stockholders; in addition, record holders of 25% or more of the total 3M shares entitled to vote on the matter or matters to be brought before a special meeting may also cause the meeting to be held, but, if the Company’s board of directors determines in good faith that the business specified in the stockholders’ request will be included in an upcoming annual meeting of stockholders within 90 days after the request, the special meeting will not be held.
•
REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•
DELAWARE LAW.   We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

•
ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT.   Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•
ELIMINATION OF CUMULATIVE VOTING.   Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•
UNDESIGNATED PREFERRED STOCK.   The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.

PLAN OF DISTRIBUTION
We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Freshfields US LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses (all of which are estimated) to be paid by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Printing		**
Auditors’ fees and expenses		**
Blue Sky fees and expenses		**
Trustee and Authenticating Agent fees		30,000
Rating agency fees		**
Miscellaneous expenses		**
TOTAL	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Our Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, which currently permits a corporation to eliminate the liability of a director for monetary damages for breach of the duty of care, subject to appropriate stockholder approval. In addition, our bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law. 3M maintains liability insurance for its officers and directors as permitted under Delaware law.
Item 16.   Exhibits.
1.1	Form of Underwriting Agreement with respect to the Debt Securities**
1.2	Form of Underwriting Agreement with respect to Common Stock**
3.1	Certificate of Incorporation of 3M Company, as amended as of December 4, 2017 (incorporated by reference to our Current Report on Form 8-K dated December 7, 2017)
3.2	Amended and Restated Bylaws of 3M Company, as adopted as of February 7, 2023 (incorporated by reference to our Current Report on Form 8-K dated February 8, 2023)
4.1	Indenture relating to our senior debt securities dated as of November 17, 2000 and between 3M Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated by reference to our Current Report on Form 8-K, filed December 7, 2000)
4.2	First Supplemental Indenture, dated as of July 29, 2011, to the Indenture relating to our senior debt securities dated as of November 17, 2000 and between 3M Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated by reference to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011)
4.3	Second Supplemental Indenture, dated as of February 3, 2026, to the Indenture relating to our senior debt securities dated as of November 17, 2000 and between 3M Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee*

4.4	Form of the stock certificate of the common stock, par value $0.01 per share, of 3M Company (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3, Registration No. 333-103234, filed February 14, 2003)
5.1	Opinion of Freshfields US LLP as to the legality of the securities being registered*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Freshfields US LLP (included in Exhibit 5.1)*
24	Powers of Attorney*
25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the Indenture dated as of November 17, 2000*
107	Filing Fee Table*

*
Filed herewith.

**
To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 3rd day of February, 2026.
3M COMPANY
By /s/ Kevin H. Rhodes Kevin H. Rhodes, Executive Vice President, Chief Legal Affairs Officer, and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.
Signature	Title	Date
/s/ William M. Brown William M. Brown	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 3, 2026
/s/ Anurag Maheshwari Anurag Maheshwari	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 3, 2026
/s/ Theresa E. Reinseth Theresa E. Reinseth	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 3, 2026
* David P. Bozeman	Director
* Thomas K. Brown	Director
* Audrey Choi	Director
* Anne H. Chow	Director
* David B. Dillon	Director
* James R. Fitterling	Director
* Suzan Kereere	Director

Signature	Title	Date
* Pedro J. Pizarro	Director
* Thomas W. Sweet	Director
* By /s/ Kevin H. Rhodes Kevin H. Rhodes, Executive Vice President, Chief Legal Affairs Officer, and Secretary		February 3, 2026
As Attorney-in-Fact for the individuals noted above with an asterisk